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                                                                   Exhibit 10.36

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Merger Agreement") dated as of April ___, 2000, is by and between DDi Corp., a California corporation (the "Parent"), and DDi Merger Co., a Delaware corporation that is a wholly owned subsidiary of the Parent (the "Subsidiary").

     The Parent's Board of Directors has determined that it is advisable and in the best interests of the Parent and its stockholders to reincorporate the Parent as a Delaware corporation. The purpose of this Merger Agreement is to effect such reincorporation through the merger of the Parent with and into the Subsidiary.

     The parties agree as follows:

     1. THE MERGER. The Parent shall be merged with and into the Subsidiary in accordance with this Merger Agreement, the Delaware General Corporation Law, and the California Corporations Code (the "Merger"). From and after the Effective Time (as defined in Section 2 below), the separate existence of the Parent shall terminate and the Subsidiary shall continue in existence as the surviving corporation (the "Surviving Corporation"). The Surviving Corporation shall be governed by the laws of the State of Delaware.

     2. EFFECTIVE TIME OF MERGER. Following (i) the requisite approval of the Merger and this Merger Agreement by the shareholders of the Parent and (ii) the execution and filing of a Certificate of Ownership and Merger pursuant to
Section 253 of the Delaware General Corporation Law and Section 1110 of the California Corporations Code, the Merger shall become effective immediately prior to the initial public offering of the Common Stock, $.01 par value, of the Surviving Corporation (the "Effective Time").

     3. CERTIFICATE OF INCORPORATION AND BY-LAWS OF SURVIVING CORPORATION. From and after the Effective Time, the Certificate of Incorporation (including without limitation the authorized capital stock set forth therein) and the by-laws of the Subsidiary shall be the Certificate of Incorporation and by-laws, respectively, of the Surviving Corporation. Article I of the Certificate of Incorporation of the Surviving Corporation shall, by effect of the Merger, be amended to read as follows:

     "The name of this corporation is "DDi Corp." (hereinafter referred to as the "Corporation")."

     4. DIRECTORS AND OFFICERS. From and after the Effective Time, the respective directors and officers of the Subsidiary shall continue in office as the directors and officers of the Surviving Corporation, subject to the provisions of the Certificate of Incorporation and by-laws of the Surviving Corporation.
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     5.  TREATMENT OF CAPITAL STOCK.

     (a) Outstanding Capital Stock. The designation and number of outstanding shares of each class and series of the capital stock of the Parent and the Subsidiary, respectively, are as follows as of December 31, 1999:

                                                  No. of Shares
                     Designation                  Outstanding
                     -----------                  -----------

Parent:        Class A-1 Common Stock,            283,216.6591
               No Par Value

               Class A-2 Common Stock,            619,347.3991
               No Par Value

               Class A-3 Common Stock,            923,268.2304
               No Par Value

               Class A-4 Common Stock,            449,079.4109
               No Par Value

               Class A-5 Common Stock,          1,111,870.9956
               No Par Value

               Class A-6 Common Stock,            135,310.9028
               No Par Value

               Class A-7 Common Stock,            none
               No Par Value

               Class L Common Stock,              396,330.2076
               No Par Value

Subsidiary:    Common Stock                           100
               .01 par value$


     (b) Conversion Ratio. For purposes of this Agreement, the Conversion Ratio shall equal a fraction, (i) the numerator of which is the number of shares of Class A-1 Common Stock of the Parent which would be outstanding immediately prior to the Effective Time if the shares of the Parent's capital stock set forth in clause (a) above (and only such shares) were reclassified in the manner described in clause (c) below and (ii) the denominator of which is 24,750,000.

     (c) Reclassification of Shares of the Parent's Capital Stock. Immediately prior to the Effective Time, subject to the affirmative vote of (x) a majority of the outstanding

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shares of Class L Common Stock of the Parent, voting as a single class and (y) a majority of the outstanding shares of Class A-2 Common Stock, Class A-3 Common Stock, Class A-4 Common Stock, Class A-5 Common Stock, Class A-6 Common Stock and Class A-7 Common Stock of the Parent, voting as a single class,

          (i) each share of the Class L Common Stock of the Parent that is then issued and outstanding shall be converted into and become a number of fully paid and non-assessable shares of Class A-1 Common Stock of the Parent determined in accordance with Article 3.8 of the Parent's Restated and Amended Articles of Incorporation, based on the Applicable Price Per Share (as defined in the Parent's Restated and Amended Articles of Incorporation) as determined by reference to the public offering price of the Common Stock of the Surviving Corporation established by the joint Pricing Committee of the Boards of Directors of the Parent and the Subsidiary; and

          (ii) each share of Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Common Stock of the Parent that is then issued and outstanding shall be converted into and become one share of fully paid and non-assessable share of Class A-1 Common Stock, no par value, of the Parent in accordance with Article 3.9 of the Parent's Restated and Amended Articles of Incorporation.

     (d) Treatment of Parent's Capital Stock in the Merger.   As of the
Effective Time, automatically and without further actions,

          (i) each share of Class A-1 Common Stock of the Parent that is issued and outstanding immediately before the Effective Time (after giving effect to clause (c) above) shall be converted into and become a number of fully paid and non-assessable shares of the Common Stock of the Surviving Corporation equal to the Conversion Ratio;

          (iii) pursuant to Section 155 of the Delaware General Corporation Law, each fractional share of the Surviving Corporation's capital stock that is issued and outstanding shall be redeemable by the Surviving Corporation for cash in an amount to be determined by multiplying such fraction of a share by the initial public offering price per share;

          (ii) all treasury shares of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class L Common Stock of the Parent shall be retired and canceled; and

          (iv) all outstanding options and warrants to purchase shares of the Parent's capital stock shall be converted into options and warrants to acquire such full number of shares of Common Stock of the Surviving Corporation (rounded down to the nearest full share) as the holders of such options and warrants

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          would have acquired in the Merger had the options and warrants been exercised immediately prior to the reclassification described in clause (b) above with appropriate adjustments to the exercise price to reflect the effect of such reclassification and the Merger.

     (e) Cancellation of Shares of the Subsidiary's Capital Stock. As of the Effective Time, automatically and without further actions, each share of the Subsidiary's capital stock that was issued and outstanding or held in treasury immediately before the Effective Time shall be canceled and returned to the status of an authorized but unissued share of capital stock.

     (f) Exchange of Certificates. From and after the Effective Time, the certificates formerly representing shares of the Parent's capital stock that have been converted into shares of the Surviving Corporation's capital stock in accordance with this Merger Agreement shall thereafter represent the shares of the Surviving Corporation's capital stock into which the shares of the Parent's capital stock formerly represented thereby have been so converted, regardless of whether such certificates are surrendered to the Surviving Corporation, provided, however, that the Surviving Corporation shall not be obligated to issue new certificates evidencing such shares of its capital stock unless and until the old certificates are either delivered to the Surviving Corporation, or in any particular case the registered holder thereof notifies the Surviving Corporation that such certificates have been lost, stolen, or destroyed and executes an agreement satisfactory to the Surviving Corporation to indemnify the Surviving Corporation and its officers, directors, employees, agents, and representatives, including without limitation its transfer agent(s), from and against any loss or damage incurred in connection therewith.

     6. AVAILABILITY OF MERGER AGREEMENT. An original or attested copy of this Merger Agreement shall be kept on file at the principal executive office of the Surviving Corporation and shall be available for inspection and copying by any stockholder of the Surviving Corporation upon request and without charge.

     7. AMENDMENT. Except to the extent prohibited by applicable law, any of the terms and conditions of this Merger Agreement may be waived at any time by the party entitled to the benefits thereof, and this Merger Agreement may be amended or otherwise modified at any time by action of the respective Boards of Directors of the Parent and the Subsidiary, in each case notwithstanding the approval hereof by the respective stockholders of the Parent or the Subsidiary or both.

     8. TERMINATION OR ABANDONMENT. This Merger Agreement and the Merger may be terminated and/or abandoned at any time before the Effective Time, and/or the consummation of the Merger may be deferred for a reasonable period (not to exceed twelve months), by action of the respective Boards of Directors of the Parent and the Subsidiary, notwithstanding the approval hereof or thereof by the respective stockholders of the Parent or the Subsidiary or both. In the event of any termination or abandonment of this Merger Agreement and the Merger, this Merger Agreement shall become void and

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of no effect, without any liability on the part of either party or its stockholders, directors, or officers or any other person or entity.

     9.  MISCELLANEOUS.

     (a) Counterparts. This Merger Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. In pleading or proving this Agreement, it shall not be necessary to produce or account for more than one counterpart of this Merger Agreement duly executed by the party to be charged.

     (b) Captions. The captions of sections of this Merger Agreement are for convenience of reference only, and shall not affect the interpretation or construction of this Merger Agreement.

     (c) Binding Effect and Benefits; No Third-Party Beneficiaries. This Agreement shall bind and inure to the benefit of the Parent and the Subsidiary and their respective successors-in-interest. Nothing in this Merger Agreement shall confer any rights or remedies on any person or entity other than the Parent and the Subsidiary and their respective successors-in-interest.

     (d) Governing Law. This Merger Agreement shall be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law).



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   Executed and delivered as an agreement under seal as of the date first above written.


DDi CORP.,                               DDi MERGER CO.,
 a California corporation                         a Delaware corporation



By:                                      By:
    ----------------------------             ----------------------------

    ---------------------                    ---------------------
    President                                President




By:                                      By:
    ----------------------------             ----------------------------

    ---------------------                    ---------------------
    Secretary                                Secretary